Universal Institutional Funds, Inc. -
	Growth Portfolio
\	Mid Cap Growth Portfolio
	Small Company Growth Portfolio

      Exhibit 77D

The Portfolios made those changes to their investment strategies described in the supplement to its Prospectuses filed via EDGAR with the Securities and Exchange Commission on October 4, 2011 (accession number 0001104659-11-054816) and incorporated by reference herein.